EXHIBIT 3.1
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          CAL DIVE INTERNATIONAL, INC.

        I, Gerald G. Reuhl, the President of Cal Dive International, Inc., a Minnesota corporation, do hereby certify that by resolutions in lieu of a special meeting of the shareholders of said Corporation, effective as of August _____, 1996, the following resolutions were unanimously in writing by the shareholders:

        RESOLVED:

        The Articles of Incorporation of this corporation shall be amended and restated to read as follows:

                           "1996 AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          CAL DIVE INTERNATIONAL, INC."

                                    ARTICLE I

        The name of this corporation shall be Cal Dive International, Inc.

                                   ARTICLE II

        The corporation shall have general business purposes and shall have authority to engage in and do any act necessary or incidental to the conduct of any business for which corporations may be organized under the provisions of Chapter 302A, Minnesota Statutes.

                                   ARTICLE III

        The corporaiton shall have perpetual existence.

                                   ARTICLE IV
                                REGISTERED OFFICE

        The registered office of this corporation is located at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

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                                    ARTICLE V
                                     CAPITAL

        A. The total authorized capital stock of the Corporation is forty million (40,000,000) shares of Common Stock, without par value, and five million (5,000,000) shares of Preferred Stock with $0.01 par value.

        B. Shares of Preferred Stock may be divided into and issued from time to time in one or more series. In addition to, and not by way of limitation of, the power granted to the Board of Directors of this Corporation by Minnesota Statutes, Chapter 302A, the Board of Directors of the Corporation shall have the power and authority to fix by resolution the preferences, limitations and relative rights of the Preferred Stock of each series. The Board of Directors is hereby authorized to fix and determine such variations in the designations, preferences, and relative participating, optional or other special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into Common Stock or other securities, redemption provisions or sinking fund provisions) as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions of such rights, and the shares of Preferred Stock or any series thereof may have full or limited voting powers. Upon adoption of such resolution, a statement shall be filed with the Secretary of State in compliance with Section 302A.401, Minnesota Statutes, before the issuance of any shares for which the resolution creates rights or preferences not set forth in these Articles; provided, however, where the shareholders have received notice of the creation of shares with rights or preferences not set forth in the Articles before the issuance of the shares, the statement may be filed any time within one year after the issuance of the shares.

        C. Except in respect of characteristics of a particular series fixed by the Board of Directors, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that the shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

        D. Subject to the preferences of any series of Preferred Stock, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the corporation. No dividend (other than a dividend in capital stock ranking on a parity with the Common Stock or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Stock in respect of payment of dividends for any period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Stock then outstanding.

        E. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

        F. The holders of the Common Stock of the Corporation shall be entitled to one vote for each share of such stock held by them.

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        G. Whenever reference is made in this Article IV to shares "ranking prior to" another class of stock or "on a parity with" another class of stock, such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as tot he payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equal basis with, as the case may be, the rights of the holders of such other class of stock. Whenever reference is made to shares "ranking junior to" another class of stock, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of such class of stock. Except as otherwise provided in these Articles of Incorporation, each series of Preferred Stock ranks on a parity with each other and each ranks prior to the Common Stock. Common Stock ranks junior to Preferred Stock.

        H. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible. Unless otherwise provided in these Articles of Incorporation with respect to a particular series of Preferred Stock, all shares of Preferred Stock, redeemed or acquired (as a result of conversion or otherwise) shall be retired and restored to the status of authorized but unissued shares.

        I. No holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or to which the Corporation shall have by binding contract agreed.

                                   ARTICLE VI
                                    DIRECTORS

        A. The number of directors of the Corporation shall be fixed as specified or provided for in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws shall so provide.

        B. Any director or the entire Board of Directors may be removed, but only by a 80% vote of the holders of the shares then entitled to vote at an election of directors; provided further that, unless the Aritcles of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause.

        C. Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other directors, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

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        D. The Board of Directors, when evaluating a tender offer or an offer to make a tender or exchange offer or to the effect a merger, consolidation or share exchange may, in exercising its judgment in determining what is in the best interests of the Corporation and its shareholders, consider the following factors and any other factors that it deems relevant: (1) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transaction, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; (2) the social and economic effects of such transaction on the Corporation, its subsidiaries, or their employees, customers, creditors and the communities in which the Corporation and its subsidiaries do business; (3) the business and financial condition and earnings prospects of the acquiring party or parties; including, but not limited to, debt service and other existing or likely financial obligations of the acquiring party or parties, and the possible effect of such condition upon the Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries do business; and (4) the competence, experience, and integrity of the acquiring party or parties and its or their management. Notwithstanding any provision of this Article VI(C), this
Article is not intended to confer any rights on any subsidiary of the Corporation, or on any of the Corporations's or its subsidiaries' employees, customers, creditors or other members of the communities in which it or they do business.

                                   ARTICLE VII
                               SHAREHOLDER VOTING

        No shareholder of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII
                                PREEMPTIVE RIGHTS

        No shareholder of this corporation shall have any preferential, preemptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold, whether now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation.

                                   ARTICLE IX
                               DIRECTOR LIABILITY

        A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Minnesota Statutes,
Section 302A.559, or on violations of federal or state securities laws; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article VII becomes

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effective. If Minnesota Statutes, Chapter 302A, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A. Any repeal of this provision as a matter of law or any modification of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the atime of such repeal or modification.

                                    ARTICLE X
                         BOARD ACTION WITHOUT A MEETING

        Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by all of the Board of Directors then in office.

                                   ARTICLE XI
                  LIMITATIONS ON OWNERSHIP BY NON-U.S. CITIZENS

        (a) PURPOSE. The purpose of this Article VIII is to limit ownership and control of the Corporation by Non-U.S. Citizens in order to permit the Corporation to be a citizen of the United States qualified to engage in coastwise trade within the meaning of Section 2 of the Shipping Act of 1916, as amended or as it may hereafter be amended (the "Shipping Act").

        (b) DEFINITIONS. For the purpose of this Article VIII, the following terms shall have the following meanings:

        "Non-U.S. Citizen" means (1) any person (including an individual, partnership, corporation or association) who is not a United States citizen qualified to engage in coastwise trade within the meaning of Section 2 of the Shipping Act; (2) any foreign government or representative thereof; (3) any corporation, the president, chief executive officer or chairman of the board of directors of which is a Non-U.S. Citizen, or of which more than a minority of the number of its directors necessary to constitute a quorum are Non-U.S. Citizens; (4) any corporation, partnership, or limited liability company organized under the laws of any foreign government; (5) any corporation of which a 25% or greater interest is owned beneficially or of record, or may be voted by, one or more Non- U.S. Citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by one or more Non-U.S. Citizens (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose); (6) any greater than a 25% ownership interest, or which is controlled by one or more Non-U.S. Citizens;
(7) any partnership in which any of the general partners are Non-U.S. Citizens;
(8) any trust not domiciled in or existing under U.S. law, or having a Non-U.S. Citizen as trustee, or having less than 75% of trust assets held for the benefit of U.S. Citizens; (9) any joint venture not organized under U.S. law or of which any co-venturer is a Non-U.S. Citizen; or (10) any person (including an individual, partnership, corporation, or association) who acts as representative of or fiduciary for any person described in clauses (1) through (9) of this paragraph.

        "Permitted Percentage" shall mean a percentage 2% less than the percentage that would cause the Corporation to be no longer qualified as a U.S. Citizen qualified to engage in a coastwise trade under Section 2 of the Shipping Act.

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        (c) RESTRICTION ON TRANSFERS. Any transfer, or attempted or purported transfer, of any shares of the capital stock of the Corporation or any interest therein or right thereof, which would (i) result in the ownership or control by one or more Non-U.S. Citizens of an aggregate percentage of the outstanding capital stock of the Corporation in excess of the Permitted Percentage, or (ii) result in the ownership or control by one or more Non-U.S. Citizens of an aggregate percentage of the voting power of the outstanding capital stock of the Corporation in excess of the Permitted Percentage, will, until such excess no longer exists, be void and ineffective as against the Corporation and the Corporation will not recognize, to the extent of such excess, the purported transferee as a shareholder of the Corporation for any purpose other than the transfer of such excess to a person who is not a Non-U.S. Citizen; provided, that such shares, to the extent of such excess, may nevertheless be deemed to be Non-U.S. Citizen owned shares for the pruposes of this Article VIII. The Board of Directors is hereby authorized to effect any and all other measures reasonably necessary or desirable (consistent with applicable law and the provisions of this Articles of Incorporation) to fulfill the purpose and implement the provisions of this Article VIII, including without limitation, obtaining, as a condition precedent to the transfer of shares on the records of the Corporation, representations and other proof as to the identity of existing or prospective shareholders and persons on whose behalf shares of the capital stock of the Corporation or any interest therein or right thereof are or are to be held or establishing and maintaining a dual stock certificate system under which different forms of stock certificates, representating outstanding shares of the capital stock of the Corporation are issued to the holders of record of the shares of the capital stock of the Corporation are issued to the holders of record of the shares represented thereby to indicate whether or not such shares or any interest therein or right thereof are owned or controlled by a Non-U.S. Citizen.

        (d) SUSPENSION OF VOTING, DIVIDEND AND DISTRIBUTION RIGHTS WITH RESPECT TO NON-U.S. CITIZEN OWNED STOCK. If in excess of the Permitted Percentage of the outstanding capital stock of the Corporation is owned or controlled by one or more Non-U.S. Citizens, or if in excess of the Permitted Percentage of the voting power of the outstanding capital stock of the Corporation is owned or controlled by one or more Non-U.S. Citizens, the shares deemed to be included in such excess, determined in accordance with this subparagraph (d), will, until such excess no longer exists, not be entitled (i) to receive or accrue any rights with respect to any dividends or distributions of assets declared payable or paid to the holders of the capital stock of the Corporation during such period or (ii) to vote with respect to any matter submitted to shareholders of the Corporation. If the percentage of capital stock or voting power of capital stock owned or controlled by Non-U.S. Citizens is in excess of the Permitted Percentage, the shares deemed included in such excess for purposes of this subparagraph (d) will be those shares owned or controlled by Non-U.S. Citizens that the Board of Directors determines became so owned or controlled most recently.

                                   ARTICLE XII
                AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

        In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation or adopt new by-laws, without any action on the part of the shareholders; provided, however, that not such adoption, amendment, or repeal shall be valid with respect to by-law provisions which have been adopted, amended, or repealed by the shareholders; and further provided, that by-laws adopted or amended by the Directors and any powers thereby conferred may be amended, altered, or

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repealed by the shareholders. In addition, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, voting together as a single class, and in addition to any other vote required by the Articles of Incorporation or Bylaws, is required to amend provisions of the Articles of Incorporation or Bylaws relating to: (i) the prohibition of shareholder action without a meeting; (ii) the prohibition of shareholders calling a special meeting; (iii) the number, election and term of the Company's directors; or (iv) the removal of directors.

        RESOLVED FURTHER:

        The Chairman of this Corporation is hereby authorized and directed to make, execute and acknowledge the 1996 Amended and Restated Articles of Incorporation embracing the foregoing resolution and to cause such 1996 Amended and Restated Articles of Incorporation to be filed for record in the manner required by law.

        IN WITNESS WHEREOF, I have hereto set my hand this _____ day of August, 1996.

                                    --------------------------------------------
                                    Gerald G.  Reuhl
                                    Chairman

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